77O Transactions effected pursuant to Rule 10f-3

On January 24, 2003, Colonial Intermediate High Income Fund (Fund) purchased 250,000 par value of common stock notes of Houghton Mifflin Company 9.875% 02/01/2013 (Securities) for a total purchase price of $248,050 from Goldman, Sachs & Co. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: CIBC World Markets; Deutsche Bank Securities; Goldman, Sachs & Co.


Colonial Intermediate High Income Fund

On January 28, 2003, Colonial Intermediate High Income Fund (Fund) purchased 200,000 par value of common stock notes of The Premcor Refining Group, Inc. 9.5% 02/01/2013 (Securities) for a total purchase price of $200,000 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Morgan Stanley; Deutsche Bank Securities; Goldman, Sachs & Co.


Colonial Intermediate High Income Fund

On January 28, 2003, Colonial Intermediate High Income Fund (Fund) purchased 155,000 par value of common stock notes of The Premcor Refining Group, Inc. 9.5% 02/01/2010 (Securities) for a total purchase price of $155,000 from First Boston Corp. pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Colonial Management Associates, Inc., believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.


Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Credit Suisse First Boston; Morgan Stanley; Deutsche Bank Securities; Goldman, Sachs & Co.